UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 18, 2014

SFX Entertainment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 6th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(646) 561-6400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

React Transaction

On February 18, 2014, SFX Entertainment, Inc., a Delaware corporation (the “Company”), entered into an asset and membership interest contribution agreement (the “React Agreement”) with SFX-React Operating LLC, a wholly owned subsidiary of the Company, React Presents, Inc. (“React”), Clubtix, Inc. (“Clubtix”), Lucas King, and Jeffery Callahan, pursuant to which the Company will acquire substantially all of the assets of React and Clubtix used in connection with their businesses in exchange for (i) $8.2 million in cash and (ii) $2.0 million in shares of common stock of the Company (at a price determined using a 30 day volume-weighted average closing price per share for the period prior to the closing date).

Pursuant to the React Agreement, the Company will acquire membership interests in two limited liability companies owned by React as follows (i) eighty-two and one half percent (82.5%) of the membership interests of the Summer Set festival held annually in Somerset, Wisconsin and (ii) one hundred percent (100%) of the Spring Awakening festival held annually in Chicago, Illinois.  React is engaged in the business of (i) music, concert and other entertainment event production, management, and promotion and (ii) operations and management services for nightclubs and concert venues. Clubtix is engaged in the business of online event ticketing, distribution and customer service, for promoters, venues, and performers.

In addition, the selling parties will be entitled to receive an earnout payment based on performance of the acquired business in 2014.  Such payment shall be equal to (i) the product of (x) 6.25 multiplied by (y) the difference between (A) the Proportionate Adjusted EBITDA (2014) (as defined in the React Agreement), minus (B) the Proportionate Adjusted EBITDA (2012) (as defined in the React Agreement), minus (ii) any cash invested by the Company or its affiliates relating to new festivals or venues or other revenue producing sources for the acquired business.  Any earnout payment will be composed of 80% cash and 20% shares of common stock of the Company (at a price determined using a 30 day volume-weighted average closing price per share for the period prior to the payment date).

The React Agreement contains customary representations, warranties, covenants and indemnification provisions.  On February 18, 2014, pursuant to the React Agreement the Company advanced $2.0 million (the “Advance”) to the sellers.  If a closing is not consummated by March 17, 2014 and the sellers are not at fault for the failure to close, the sellers have the option to terminate the React Agreement and retain the Advance.  The Advance paid to the sellers shall be credited against the total purchase price at closing.

West Loop Transaction

On February 18, 2014, the Company entered into an asset contribution agreement (the “West Loop Agreement”) with SFX-React Operating LLC, a wholly owned subsidiary of the Company, West Loop Management I, LLC (“West Loop”), Lucas King, Jeffery Callahan, and the additional signatories named therein, pursuant to which the Company will acquire substantially all of the assets of West Loop used in connection with its business in exchange for (i) $3.2 million in cash and (ii) $0.8 million in shares of common stock of the Company (at a price determined using a 30 day volume-weighted average closing price per share for the period prior to the closing date).  West Loop is engaged in the business of providing operations and management services for a nightclub in Chicago, Illinois, including talent procurement and event promotion in connection therewith.  Messrs. Callahan and King, who together own 100% of React and Clubtix, also own 50% of West Loop.

The West Loop Agreement contains customary representations, warranties, covenants and indemnification provisions. The West Loop Agreement may be terminated substantially on the same terms as the React Agreement.

The foregoing description of the React Agreement and the West Loop Agreement (including the description of the consideration payable in connection therewith) do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Forward-Looking Information

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including, but not limited to the timing and anticipated completion of the purchase of React and West Loop and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Readers are cautioned not to place undue reliance on any such forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: our ability to close the acquisition of React and West Loop, including the risk that any closing conditions will not be satisfied; our ability to pay debts and meet our liquidity needs; competition; the amount of the costs, fees, expenses and charges related to the acquisition of React and West Loop; any difficulties associated with requests or directions from governmental authorities; and any changes in general economic and/or industry-specific conditions.

Item 3.02                                           Unregistered Sale of Securities.

The information regarding the issuance of shares of common stock set forth in Item 1.01 above is incorporated herein by reference.  The shares of common stock to be issued will be offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) under the United States Securities Act of 1933, as amended (the “Securities Act”).  The offer and sale of shares of common stock, as a portion of the acquisition consideration, is a privately negotiated transaction with the sellers and did not involve a general solicitation.  The certificates representing the shares of common stock will contain a legend to the effect that such shares are not registered under the Securities Act and may not be sold or transferred except pursuant to a registration statement that has become effective under the Securities Act or pursuant to an exemption from such registration.

Item 7.01                                           Regulation FD Disclosure

On February 24, 2014, the Company issued the press release attached hereto as Exhibit 99.1 announcing, among other things, the entry into the React Agreement and the West Loop Agreement. The press release attached to this Current Report on Form 8-K as Exhibit 99.1 is incorporated herein by reference.

The information in this Item 7.01, including the information attached hereto as Exhibit 99.1, is being furnished, not filed, pursuant to Regulation FD. Accordingly, such information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1

Asset and Membership Interest Contribution Agreement, dated as of February 18, 2014, by and among SFX Entertainment, Inc., SFX-React Operating LLC, React Presents, Inc., Clubtix, Inc., Lucas King and Jeffery Callahan

10.2

Asset Contribution Agreement, dated as of February 18, 2014, by and among SFX Entertainment, Inc., SFX-React Operating LLC, West Loop Management I, LLC, Jeffery Callahan, Lucas King, Nick Karounos and Sam Cappas

99.1*	Press release, dated February 24, 2014

*                                         Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERATINMENT, INC.

Date: February 24, 2014	By:	/s/ Robert F.X. Sillerman
Robert F.X. Sillerman
Chief Executive Officer and Director